15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

Paritz & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
BioZone Pharmaceuticals, Inc.
550 Sylvan Avenue, Suite 101
Englewood Cliffs, NJ  07632

Gentlemen:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2013, relating to the consolidated financial statements of BioZone Pharmaceuticals, Inc. for the years ended December 31, 2012 and 2011, which is contained in Biozone Pharmaceuticals, Inc Annual Report on form 10-K filed with the Securities and Exchange Commission on April 1, 2013.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2013, relating to the effectiveness of internal control over financial reporting of BioZone Pharmaceuticals, Inc. for the years ended December 31, 2012, in which we issued a disclaimer of an opinion,  which is contained in Biozone Pharmaceuticals, Inc Annual Report on form 10-K filed with the Securities and Exchange Commission on April 1, 2013.

Paritz & Company, P.A.
Hackensack, New Jersey
January 2, 2014